Exhibit 10.1
Opsware License Agreement

This LICENSE AGREEMENT (this “Agreement”) is entered into in connection with, and as of the Closing Date of (“Effective Date”), the Asset Purchase Agreement dated June 14, 2002 by and between Loudcloud, Inc., a Delaware corporation having its principal place of business at 599 North Mathilda Avenue, Sunnyvale, California 94085 (“Loudcloud”), and Electronic Data Systems, a Delaware corporation with principal offices at 5400 Legacy Drive, Mailstop H3-5F-22, Plano, Texas 75024 (“Licensee”).

Background

This Agreement establishes the right for Licensee to use Loudcloud’s “Opsware automation technologies” under the conditions specified in this Agreement.

Appendix 1:	Description of the Technology

Appendix 2:	Third Party Technologies to be Licensed by Licensee

Appendix 3:	Minimum Revenue Commitments

Appendix 4:	Pricing and Financial Terms

Appendix 5:	No Assignment Without Consent of Licensee

1.	DEFINITIONS

1.1    “Technology” means Loudcloud’s technology and associated Documentation described in Appendix 1.

1.2    “Opsware Management Platform” (sometimes referred to informally as the “Opsware Core”) means the core automation technology, processes, programs, command center, scripts, data, data model and technology knowledge base.

1.3    “Opsware Management Agent” means the technology installed on certain Devices to be managed by the Opsware Management Platform.

1.4    “Internal Operations” means the management of Devices that are used to support Licensee’s own operations, such as Licensee’s payroll, information technology and bookkeeping operations, and not to support the operations of a customer of Licensee.

1.5    “Managed Services” means the Hosting and management of Devices that are used to support the operations of Licensee’s customers.

1.6    “Device” means any server, network or other device that is capable of being managed using the Technology.

1.7    “Documentation” means design documents, internal documentation and end user documentation related to the Technology. End-User Documentation means any installation and user guides, manuals, and other technical information in printed or machine-readable form that is normally provided by Loudcloud to end users of the Technology.

1.8    “Confidential Information” means all non-public information disclosed in tangible, visual or verbal form by the either party to the other. Confidential Information may include, but is not limited to, services, pricing information, computer programs, source code, names and expertise of employees and consultants, know-how, and other technical, business, financial and product development information. “Confidential Information” does not include any information that the receiving party can demonstrate by its written records (a) was rightfully known to it prior to its disclosure hereunder by the disclosing party; (b) is or becomes publicly known through no wrongful act of the receiving party; (c) has been rightfully received from a third party authorized to make such a disclosure; (d) is independently developed by the receiving party without reference to confidential information disclosed hereunder; or (e) is required by law to be disclosed, provided that the party required to disclose the information provides prompt notice to enable the other party to prevent such disclosure. Without limiting the foregoing, source code for Opsware shall be subject to the additional restrictions on use and access set forth in this Agreement.

1.9    “Intellectual Property Rights” means patents, design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, and any other form of statutory protection of any kind (other than trademarks) and applications for any of the foregoing respectively, all moral rights, including rights of paternity and integrity, Confidential Information, know-how and trade secrets.

1.10    “Derivative Works” means (1) for material subject to copyright protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted; (2) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the Technology; and (3) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology.

1.11    “Territory” means the world.

1.12    “Hosting” means the activities comprising Opsware Management Platform equipment hosting, Opsware Management Platform operation and maintenance, and Opsware command center usage.

1.13    “Integration” means the activities comprising Opsware deployment and installation, Knowledge Pack creation, and OSS integration using Opsware APIs.

2.	LICENSE GRANTS AND RESTRICTIONS

2.1    License.    Loudcloud grants to Licensee, during the Term of this Agreement, and in the Territory, a limited, fee-bearing, non-exclusive (except as provided under Section 2.5) non-transferable license (except as permitted to be assigned under Section 15.12 of this Agreement (Assignment)) as described herein.

2.2    Authorized Uses.    Licensee may:

(a)  Install Opsware Management Platforms at any data center facility that is owned and/or managed by Licensee;

(b)  Install Opsware Management Agents on, or otherwise use the Technology to manage, Devices that are managed by Licensee.

(c)  Use the Technology to manage Licensee’s Internal Operations;

(d)  Use the Technology to provide Managed Services to Licensee’s customers; and

(e)  Use the tools and APIs provided by Loudcloud to modify those portions of the Opsware Management Platform that are accessible through such APIs.

2.3    Ancillary Rights

(a)  The foregoing authorized uses may be exercised on Licensee’s behalf only by appropriately trained technical employees of Licensee, or contractors of Licensee, provided that such employees or contractors are bound in writing by the confidentiality obligations of Licensee hereunder.

(b)  Licensee may examine and copy the Documentation in support of Licensee’s authorized use of the Technology.

(c)  Licensee may copy the Technology for archival or backup purposes, provided that all titles, trademarks and proprietary rights notices shall be reproduced in such copies.

(d)  There are no implied licenses under this Agreement.

2.4    Limits.    Licensee may not (directly or indirectly, and in whole or in part):

(a)  Install an Opsware Management Agent on any Device, or otherwise use the Technology to manage any Device, that is not managed by Licensee;

(b)  Provide access to the Technology to anyone other than Licensee’s employees and contractors; provided, however, that if Licensee is using the Technology to provide Hosting services to a customer, then Licensee may permit that customer’s employees, contractors or System Integrators to access the customer-facing functions of the Technology (i.e., those portions of the Technology, not including the Opsware Management Platform, that are used by customers to push code or content or to request change management);

(c)  Transfer, sublicense, distribute, lease, rent, or commercially share (including timeshare) the Technology or any of Licensee’s rights herein; provided, however, that upon expiration or termination of Hosting services by Licensee on behalf of a customer, if the customer desires the continued use of the Technology, Licensee will assist the customer in obtaining a license directly from Loudcloud on Loudcloud’s commercially reasonable terms;

(d)  Use the Technology in connection with any ultrahazardous activity, or any other activity for which its failure might result in serious property damage, or death or serious bodily injury;

(e)  Obtain any ownership or leasehold rights in, place a lien or encumbrance upon, or otherwise interfere with Loudcloud’s ownership and right to possession of the Technology for any reason; or

(f)  Modify, translate, reverse engineer, decrypt, decompile, disassemble, create Derivative Works based on, or otherwise attempt to discover the Technology source code or underlying ideas or algorithms, except as expressly provided in Section 2.2(e). However, if the Program is used within a country of the European Union, or in a country whose copyright law gives a similar limited exception to protection for interoperability, nothing in this Agreement will be construed as restricting any rights available under the EC Software Directive 14 May 1991 on the legal protection of computer programs, or under such copyright laws, respectively.

2.5    Exclusivity

(a)  Upon completion of the training to be provided by Loudcloud as provided in the Maintenance Agreement, Loudcloud will certify Licensee as a Loudcloud Certified Hosting Partner.

(b)  Beginning on the Effective Date and ending twelve (12) months from Loudcloud’s initial delivery of an Acceptance Candidate for the “NOPS” feature described in Appendix 1 of the Opsware Maintenance Agreement, Loudcloud will, in its Technology license agreements for enterprise customers, prohibit Hosting of the Technology by any third party other than a Loudcloud Certified Hosting Partner.

(c)  Beginning on the Effective Date and ending twelve (12) months from Loudcloud’s delivery of an Acceptance Candidate for the “NOPS” feature described in Appendix 1 of the Opsware Maintenance Agreement, Loudcloud will not certify **** as a Loudcloud Certified Hosting Partner and will not license the Technology to **** for Hosting. Beginning on the Effective Date and ending six (6) months from Loudcloud’s delivery of an Acceptance Candidate for the “NOPS” feature described in Appendix 1 of the Opsware Maintenance Agreement, Loudcloud will not certify **** as Loudcloud Certified Hosting Partners and will not license the Technology to such parties for Hosting.

(d)  Nothing in this Agreement will prohibit Loudcloud from appointing or certifying any party as a Loudcloud Certified Integration Partner, or from acting itself as an Integrator.

3.	OWNERSHIP

3.1    Ownership of Technology.    All rights, title, and interest in the Technology, including all intellectual property rights therein, are and will remain the property of Loudcloud or its licensors, including any modifications, enhancements and Derivative Works made by or for Loudcloud thereto, and all maintenance releases, error corrections, updates, upgrades, and other releases made available to Licensee under the Annual Maintenance Agreement.

3.2    Ownership of Licensee Derivative Works.    Subject to Loudcloud’s continued ownership of the underlying Technology, as set forth in Section 3.1 (Ownership of Technology) above, the Parties agree that all rights, title, and interest in any modifications and Derivative Works to the Technology made by or for Licensee, as authorized hereunder in Section 2.2(e), will be owned by Licensee. Licensee’s title shall extend to the modifications or Derivative Works only, and shall not extend to the original Technology as supplied by Loudcloud.

3.3    License Of Licensee Derivative Works To Loudcloud.    Licensee will deliver to Loudcloud a copy of all such Derivative Works made by Licensee, and Loudcloud shall have the option to obtain from Licensee a perpetual, non-exclusive, royalty-bearing, worldwide license to use, reproduce and modify such Derivative Works, and to distribute copies thereof to any person or entity other than ****. The terms and conditions of such license, including but not limited to a royalty payable by Loudcloud and the obligations of each party, shall be as agreed upon by the parties following good faith negotiations.

3.4    Independent Development; Nonassertion.    Loudcloud may independently develop and own the non-patent Intellectual Property Rights to Derivative Works that are functionally equivalent to those made by Licensee, provided that it does so without copying the Licensee-owned Derivative Works, and Licensee will not assert any of its non-patent Intellectual Property Rights in the Licensee-owned Derivative Works against Loudcloud with respect to such independently developed work. For this purpose, the Parties understand that Licensee may provide Loudcloud with access to the Licensee-owned Derivative Works, so that Loudcloud may assist Licensee in its development activities. The Parties agree that Loudcloud’s development of functionally equivalent Loudcloud-owned Derivative Works shall be considered “independent” and not copied despite such access.

3.5    Licensee Statement.    Licensee is not currently aware of any infringement of its Intellectual Property by Loudcloud. Moreover, Licensee has not and is not currently contemplating any infringement action or undertaking any infringement analyses of its Intellectual Property with respect to Loudcloud’s Technology.

4.	COMMITMENTS, FEES AND PAYMENT

4.1    Minimum Revenue Commitment.    Licensee agrees to pay to Loudcloud at least the minimum revenue with any reductions as defined in Appendix 3.

4.2    Fees.    Licensee agrees to pay Loudcloud for the use of the Technology as provided in Appendix 4.

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

4.3    Reports.    Together with each monthly payment hereunder, Licensee will provide a report identifying the number and type of Devices on which an Opsware Management Agent has been installed as well as all other Devices known to or managed by Opsware.

4.4    Payments.    All payments shall be made in U.S. dollars. Monthly fees specified in Appendix 4 shall be paid within thirty (30) days following the end of each month. If the monthly fees are less than Monthly Minimum Revenue Commitment specified in Appendix 3, then Licensee shall pay the balance of the Monthly Minimum Revenue Commitment within thirty (30) days following such calendar month. All other fees hereunder are payable net 30 from Loudcloud’s monthly invoice unless otherwise set forth. Any amount not paid when due will bear interest until paid at a rate of interest equal to the prime rate established from time to time by Citibank of New York, provided that Licensee shall be given notice of nonpayment and five (5) business days thereafter to pay before any interest begins to accrue. Disputed amounts will not bear interest until such time as the dispute is resolved. Licensee agrees to pay all sales, use, value-added, withholding, excise and any other similar taxes or government charges, exclusive of Loudcloud’s income taxes. Loudcloud may terminate this Agreement if Licensee has not paid any fees due within fifteen days after written notice of such non-payment.

5.	VERIFICATION, REPORTING AND AUDIT

5.1    Certification and Information.    At Loudcloud’s written request, not more frequently than quarterly, Licensee shall furnish Loudcloud with a signed certification verifying that the Technology is being used pursuant to the provisions of this Agreement, and identifying the number, type and location of Devices that are being managed by Licensee using the Technology. At Loudcloud’s reasonable request, Licensee will cooperate with Loudcloud to provide such additional usage information as might be useful to Loudcloud in its efforts to improve and market the Technology.

5.2    Audits.    During the term of this Agreement and for a period of one (1) year thereafter, Licensee will maintain complete and accurate books, records and electronic backups in connection with its use of the Technology, in sufficient detail to permit Loudcloud’s independent auditors to verify Licensee’s compliance with the terms and conditions of this Agreement. Loudcloud will have the right, through independent auditors, to inspect Licensee’s facilities, equipment and records, including access to the Technology, no more than twice annually to verify compliance with the terms and conditions of this Agreement, including the amounts payable to Loudcloud hereunder. Any such audit will be conducted during regular business hours at Licensee’s offices and will not interfere unreasonably with Licensee’s business activities. All information disclosed to the auditors shall be treated as Licensee Confidential Information. If an audit reveals that Licensee has underpaid the total fees or charges to Loudcloud by more than five percent (5%) for the period covered by the audit, then Licensee will pay Loudcloud’s reasonable costs of conducting the audit, in addition to the underpaid amount and Loudcloud shall, in addition to any other rights or remedies it may have, be entitled to an additional audit within the same year. However, any period covered by an audit may not be reaudited.

6.	RESPONSIBILITIES FOR THIRD PARTY SOFTWARE LICENSES

6.1    Licensee Responsibility.    The Technology requires use of certain third party software, as identified in Appendix 2. Loudcloud will inform Licensee from time to time if additional or different third party software licenses are required. Licensee will acquire any and all licenses to Third Party Software that may be required in order to operate the Technology, as identified by Loudcloud.

7.	DELIVERY, INSTALLATION AND INTEGRATION

7.1    Delivery.    The Technology shall be deemed accepted by Licensee upon delivery by Loudcloud.

7.2    Installation.    Licensee shall be responsible for installation of the Technology in Licensee’s operations. However, Loudcloud agrees to provide reasonable assistance to Licensee, **** to

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

enable Licensee’s successful first installation of an Opsware Management Platform. Loudcloud will also provide training to Licensee regarding Opsware installation, as specified in the Maintenance Agreement. At Licensee’s request, Loudcloud will provide installation assistance for additional Opsware Management Platforms on a Time and Materials basis.

7.3    Integration.    Licensee shall be responsible for integration of the Technology into Licensee’s operations. However, Loudcloud agrees to provide reasonable assistance to Licensee **** to enable Licensee’s successful first integration. Loudcloud will also provide training to Licensee regarding integration, as specified in the Maintenance Agreement. At Licensee’s request, Loudcloud will provide additional integration assistance on a Time and Materials basis.

8.	TECHNOLOGY SOURCE CODE ESCROW

8.1    Appointment.    The parties shall appoint DSI Technology Escrow Services, Inc. (“DSI”) as an escrow agent, to hold the source code for the Technology in escrow (the “Escrow”). Loudcloud, Licensee and DSI will sign a written escrow agreement that is consistent with the terms of this Agreement (“Escrow Agreement”). As shall be confirmed in the Escrow Agreement, Licensee will be entitled to receive a single copy of the source code of the Technology upon the occurrence of a Release Condition. Such escrow materials shall be updated at least once every six (6) months.

8.2    “Release Condition” means the occurrence of any of the following, whether or not under Article 9: (a) Loudcloud’s failure to continue to do business in the ordinary course or cessation of its business of developing and supporting the Technology (except in connection with a merger or acquisition or sale of all or substantially all relevant assets in which the successor to Loudcloud assumes Loudcloud’s obligations hereunder); (b) Loudcloud’s liquidation or dissolution; (c) Loudcloud’s making of a general assignment for the benefit of creditors; (d) the appointment of a general receiver for Loudcloud’s business or property that is not vacated within thirty (30) days; (e) the filing of a voluntary petition for bankruptcy by Loudcloud; or (f) the filing of an involuntary petition for bankruptcy of Loudcloud that is not dismissed within thirty (30) days.

8.3    Permitted Uses.    Upon release of the escrow materials from Escrow, Licensee:

(a)  may access, use, reproduce and maintain the Technology solely in connection with the authorized uses of the Technology as provided in Section 2.2;

(b)  may not use the material for any other purpose nor disclose it to any person except such of its employees and contractors who need to know the same in order to use, reproduce or maintain the Technology exclusively on behalf of Licensee. In that event the Licensee shall ensure that its employees and contractors are bound by the same confidentiality obligations as are contained in this Section.

(c)  shall hold all media containing the material in a safe and secure environment when not in use.

9.	TERM AND TERMINATION

9.1    Term.

(a)  This Agreement, and all licenses granted hereunder, will commence on the Effective Date and remain in effect for an Initial Term of three (3) years.

(b)  This Agreement will automatically renew (subject to Licensee’s fourth-year minimum revenue commitment as provided in Appendix 3) for a First Renewal Term of one (1) year, unless Licensee, in its sole discretion, gives Loudcloud notice of non-renewal at least six (6) months prior to the expiration of the Initial Term.

(c)  If this Agreement is renewed for a First Renewal Term, then the Agreement will automatically renew (subject to Licensee’s fifth-year minimum revenue commitment as provided in Appendix 3) for a Second

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Renewal Term of one (1) year, unless Licensee, in its sole discretion, gives Loudcloud notice of non-renewal at least six (6) months prior to the expiration of the First Renewal Term.

(d)  At Licensee’s request, made at least two (2) months prior to the expiration of this Agreement, the term of the Agreement may be extended for a transition period beyond its expiration date. The duration of the transition period will be determined by Licensee in its sole discretion, but not to exceed three (3) months.

9.2    Termination.    Either party may immediately terminate this Agreement if the other party (a) becomes insolvent and becomes unwilling or unable to meet its obligations under this Agreement, (b) files a petition in bankruptcy, (c) is subject to the filing of an involuntary petition for bankruptcy which is not rescinded within a period of forty-five (45) days, (d) fails to cure a material breach of or failure to comply with any material term or condition of this Agreement within thirty (30) days of receipt of written notice specifying such breach, or (e) materially breaches its obligations of confidentiality hereunder.

9.3    Effects of Termination.    Notwithstanding Article 8, upon termination of this Agreement for any reason, any amounts owed to Loudcloud under this Agreement before such termination will be immediately due and payable, all licensed rights granted in this Agreement will immediately cease to exist, and Licensee must promptly discontinue all use of the Technology, erase all copies of the Technology from Licensee’s computers, and return to Loudcloud or destroy all copies of the Technology and Documentation on tangible media in Licensee’s possession or control and certify in writing to Loudcloud that it has fully complied with these requirements.

9.4    Survival.    The following provisions of this Agreement will remain in effect following the expiration or termination of this Agreement for any reason: 3 (Ownership), 5 (Verification, Reporting and Audit), 8 (Technology Source Code Escrow), 10 (Disclaimers), 11 (Limitations of Liability), 12 (Indemnification by Loudcloud), 1313 (Confidentiality) and 15 (General).

10.	DISCLAIMERS

Loudcloud does not warrant that its Technology will meet all of Licensee’s requirements, or that its services or Technology will be secure, uninterrupted or error-free. EXCEPT AS EXPRESSLY PROVIDED IN ANY LOUDCLOUD OPSWARE MAINTENANCE AGREEMENT IN EFFECT BETWEEN THE PARTIES, LOUDCLOUD MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE RELATING TO THE TECHNOLOGY OR TO LOUDCLOUD’S SERVICES. LOUDCLOUD SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT. LOUDCLOUD AND ITS SUPPLIERS DO NOT WARRANT OR REPRESENT THAT THE SOFTWARE WILL BE FREE FROM BUGS OR THAT ITS USE WILL BE UNINTERRUPTED OR ERROR-FREE, OR MAKE ANY OTHER REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR DOCUMENTATION IN TERMS OF ACCURACY, RELIABILITY, OR OTHERWISE. THESE DISCLAIMERS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

11.	LIMITATIONS OF LIABILITY

11.1    EXCEPT FOR LIABILITY ARISING OUT OF (1) LOUDCLOUD’S INDEMNIFICATION OBLIGATIONS OR A PARTY’S BREACH OF CONFIDENTIALITY HEREUNDER, (2) A PARTY’S INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR (3) ACTS OF LICENSEE EXCEEDING THE SCOPE OF THE LICENSES GRANTED UNDER THIS LICENSE AGREEMENT, AND (4) EXCEPT FOR LICENSEE’S OBLIGATIONS TO MAKE PAYMENTS TO LOUDCLOUD AS SET FORTH HEREUNDER, IN NO EVENT WILL EITHER PARTY’S TOTAL COMBINED, CUMULATIVE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT AND

THE “OPSWARE MAINTENANCE AGREEMENT” BETWEEN THE PARTIES OF EVEN DATE HEREWITH , UNDER ANY THEORY OF LAW, EXCEED THE SUM OF FEES PAID OR PAYABLE BY LICENSEE UNDER THIS AGREEMENT DURING THE THREE MONTHS IMMEDIATELY PRECEDING THE DATE THE CAUSE OF ACTION AROSE. IN THE CASE OF LIABILITY ARISING OUT OF ANY BREACH OF CONFIDENTIALITY HEREUNDER, EACH PARTY’S TOTAL COMBINED, CUMULATIVE LIABILITY SHALL NOT EXCEED THE SUM OF ****. THE EXISTENCE OF ONE OR MORE CLAIMS SHALL NOT EXPAND SUCH LIMIT.

11.2    EXCEPT FOR LIABILITY ARISING OUT OF (1) LOUDCLOUD’S INDEMNIFICATION OBLIGATIONS OR A PARTY’S BREACH OF CONFIDENTIALITY HEREUNDER, (2) A PARTY’S INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR (3) ACTS OF LICENSEE EXCEEDING THE SCOPE OF THE LICENSES GRANTED UNDER THIS LICENSE AGREEMENT, IN NO EVENT WILL EITHER PARTY OR THEIR LICENSORS OR SUPPLIERS HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) WHETHER OR NOT THE LIABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.3    IN NO EVENT WILL EITHER PARTY OR ITS LICENSORS OR SUPPLIERS HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

12.	INDEMNIFICATION BY LOUDCLOUD

12.1    Loudcloud Obligation.    Loudcloud shall at its own expense defend Licensee from and against any third party claims brought against Licensee, and shall pay or reimburse Licensee for any and all damages, costs and expenses payable by Licensee to such third party to the extent they are awarded in a final judgment or agreed to in a settlement, as a result of any third party claims against Licensee alleging that any of the Technology infringes any patent in any country, any copyright in a country that adheres to the Berne Convention, or any trade secret. If a claim of infringement under this Section occurs, or if Loudcloud determines that a claim is likely to occur, Loudcloud will attempt, in addition to defending the claim, in the following order of precedence, to: (a) procure for Licensee the right or license to continue to use the Technology free of the infringement claim; or (b) replace or modify the Technology to make it non-infringing provided that the replacement Technology substantially conforms to Loudcloud’s then-current specification for the Technology. Any costs associated with implementing either of the above alternatives will be borne by Loudcloud. If these remedies are not reasonably available to Loudcloud despite Loudcloud’s commercially reasonable efforts, Loudcloud may terminate this License Agreement without liability to Licensee.

12.2    Exceptions.    Loudcloud’s obligations under section 12.1 do not apply to (1) modifications or Derivative Works made by Licensee to the Technology, (2) use of a superseded infringing version of the Licensed Technology by Licensee after release of a non-infringing version by Loudcloud, or (3) any use or combination of the Technology with any technology, software or hardware not supplied or specified by Loudcloud, if such alleged infringement would be avoided by use of the Technology alone or with other technology, software or hardware.

12.3    Exclusive Remedy.    Sections 12.1 and 12.2 state the sole and exclusive obligations and limitations of liability of Loudcloud for any patent, copyright, trade secret or other intellectual property rights infringement related to the Technology and are in lieu of any warranties of non-infringement, all of which are disclaimed. It is understood and agreed that Loudcloud shall have no liability to Licensee for damages sustained by Licensee arising out of any such infringement other than those for which Loudcloud is obligated under Section 12.1 and 12.2.

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13.	CONFIDENTIALITY

Neither party will use any Confidential Information of the other party except as expressly permitted in this Agreement or as expressly authorized in writing by the other party. Each party shall use the same degree of care to protect the disclosing party’s Confidential Information as it uses to protect is own Confidential Information of like nature, but in no circumstances less than the highest commercially reasonable standard of care. Neither party may disclose the other party’s Confidential Information to any person or entity other than its employees who need access to such Confidential Information solely for the purpose of fulfilling that party’s obligations hereunder.

14.	EXPORT
Loudcloud Technology and related technical data may be subject to U.S. export control laws, including without limitation the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee hereby assures Loudcloud that it shall comply with all such regulations and agrees to obtain all necessary licenses to export, re-export, or import Loudcloud Software.

15.	GENERAL

15.1    No Agency.    Loudcloud and Licensee each acknowledge and agree that the relationship established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other; (ii) deem the parties to be acting as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking; or (iii) permit either party or any of either party’s officers, directors, employees, agents or representatives to create or assume any obligation on behalf of or for the account of the other party for any purpose whatsoever.

15.2    Compliance with Laws.    Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder. Without limiting the foregoing, Licensee warrants and covenants that it will comply with all then current laws and regulations of the United States and other jurisdictions relating or applicable to Licensee’s use of the Program including, without limitation, those concerning intellectual property rights, invasion of privacy, defamation, and the import and export of software.

15.3    Notices.    Any notice required or permitted hereunder shall be in writing and shall be delivered as follows (with notice deemed given as indicated): (i) by personal delivery when delivered personally; (ii) by established overnight courier upon written verification of receipt; (iii) by facsimile transmission when receipt is confirmed orally; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Either party may change its contact person for notices and/or address for notice by means of notice to the other party given in accordance with this Section. Notices shall be sent to the following:

To Loudcloud:

Mr. Ben Horowitz, President and CEO
Loudcloud, Inc.
599 N. Mathilda Avenue
Sunnyvale, CA 94085

with a copy to Loudcloud’s General Counsel (same address)

To Licensee:

Electronic Data Systems Corporation
5400 Legacy Drive, Mailstop H3-5F-22
Plano, Texas 75024
Attn:
Fax: (972)

with a copy to:

Electronic Data Systems Corporation
5400 Legacy, Mailstop H3-3A-05
Plano, Texas 75024
Attn: General Counsel
Fax: (972) 605-5610

15.4    Third Party Beneficiaries.    This Agreement is solely for the benefit of the parties and their successors and permitted assigns, and, except as expressly provided herein or in any schedule hereto, does not confer any rights or remedies on any other person or entity.

15.5    Governing Law.    This Agreement shall be interpreted according to the laws of California without regard to or application of choice-of-law rules or principles.

15.6    Injunctive Relief.    The parties agree that monetary damages would not be an adequate remedy for the breach of certain provisions of the Agreements, including, without limitation, all provisions of any agreement concerning infringement, confidentiality and nondisclosure, employee solicitation, or limitation on permitted use of the Technology. The parties further agree that, in the event of such breach, injunctive relief would be necessary to prevent irreparable injury. Accordingly, either party shall have the right to seek injunctive relief or similar equitable remedies to enforce such party’s rights under the pertinent provisions of the Agreements, without limiting its right to pursue any other legal remedies available to it.

15.7    Entire Agreement and Waiver.    This Agreement and any Schedules hereto, as well as the Escrow Agreement and the Annual Maintenance Agreement referred to herein, shall constitute the entire agreement between Loudcloud and Licensee with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby. The terms of this Agreement shall control in the event of any inconsistency with the terms of any Schedule hereto. This Agreement may be changed only by written agreement signed by both Loudcloud and Licensee. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

15.8    Severability.    In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect. The parties further agree that in the event such provision is an essential part of this Agreement, they will begin good faith negotiations for a suitable enforceable replacement provision.

15.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

15.10    Remedies.    Except as provided herein, the rights and remedies of each party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

15.11    Binding Effect.    This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective successors and permitted assigns.

15.12    Assignment.

(a)  Neither party may, without the prior written consent of the other party (which shall not be unreasonably withheld), assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void. Notwithstanding the foregoing a party may assign its rights and benefits and delegate its duties and obligations under this Agreement without the consent of the other party (i) if necessary to satisfy the rules, regulations and/or orders of any federal, state or local governmental agency or body; (ii) in connection with a change in share ownership of the assigning party from public to private ownership whether accomplished by Loudcloud’s repurchase of its outstanding shares, through purchases of its outstanding shares by an outside private investor or otherwise; in each such case provided that such successor assumes the assigning party’s obligations under this Agreement; or (iii) subject to subparagaph (b), below, in connection with a merger, reorganization or sale of all or substantially all relevant assets of the assigning party, provided Loudcloud provides written notice of such merger, reorganization, or sale as soon as is practicable but no less than forty-five (45) days prior the close of such merger, reorganization, or sale (unless such pre-transaction disclosure cannot be made under applicable securities laws, in which case, such disclosure shall be made as soon as legally permissible).

(b)  If, during the two-year period commencing on the Effective Date, Loudcloud assigns its rights or benefits or delegates its duties or obligations under this Agreement to any entity listed on Appendix 5 in connection with a merger, reorganization or sale of all or substantially all relevant assets, then Licensee may, within one hundred and twenty (120) days after receiving notice of such assignment, notify Loudcloud or its successor in interest of Licensee’s election to reduce the Minimum Revenue Commitments in Schedule 3. In that event, the monthly Minimum Revenue Commitments for the duration of the Initial Term of this Agreement shall be equal to the average of the actual monthly fees payable by Licensee during the three calendar months preceding the month in which Licensee gives its notice of election (determined under Schedule 4 based upon Devices managed using the Technology, and not based upon the Minimum Revenue Commitments then in effect). Renewal of this Agreement following such Initial Term will require mutual agreement of Licensee and Loudcloud’s successor in interest.

SIGNATURES

LOUDCLOUD /s/ BENJAMIN J. HOROWITZ Authorized Signature Benjamin J. Horowitz Name President and CEO Title June 14, 2002 Date	LICENSEE /s/ JEFF KELLY Authorized Signature Jeff Kelly Name President, Hosting Services Title June 14, 2002 Date

Appendix 1

“Technology” Description

GROUP I

A.	****

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

****

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

****

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

****

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Appendix 2

Third Party Technologies to be Licensed by Licensee

1.	iPlanet Directory Server 4.13

2.	BEA WebLogic Express

3.	Oracle 8.1.6.3

4.	For multi-master implementation, Tibco Rendezvous

5.	RSA Crypto-J libraries

6.	Norton Ghost 6.0 (for Windows imaging)

Licensee must also obtain licenses to any third party software that is included in a Knowledge Pack.

Appendix 3

Minimum Revenue Commitments

Throughout the Initial Term of this Agreement and, if applicable, the First and Second Renewal Terms, Licensee will pay Loudcloud either (a) the minimum dollar amount set forth below for the applicable month (the “Minimum Commitment”), or (b) the actual fees payable under Appendix 4 for such month, whichever is greater.

****

The monthly Minimum Commitment will be withheld by the percentages shown in the table below for each month or partial month by which Loudcloud is late in delivering an Acceptance Candidate for the features or platforms specified in the time frame specified in the Maintenance Agreement (provided that Licensee has not contributed to the delay). Amounts withheld will be added to the Minimum Commitment for the month in which Loudcloud successfully delivers the applicable Acceptance Candidate, except that if the delivery is not made by the end of the Initial Term of this License Agreement, then such withheld Minimum Commitment amounts will be waived

(See Maintenance Agreement Appendix 1 for details)	Months Delayed / Percentage Withheld
	1-3		4-6	7-9	10 and above— Maximum

Feature
****	25		50	75	100

Supported Platform
****	4		8	12	16
****	4		8	12	16
****	4		8	12	16
****	0	*	0	0	0
****	4		8	12	16
****	0	*	0	0	0
****	4		8	12	16
****	0	*	0	0	0
****	0	*	0	0	0
****	4		8	12	16
****	4		8	12	16
****	4		8	12	16
****	0	*	0	0	0
****	0	*	0	0	0

*0:	These platforms are already supported; no withholding is applicable.

Example: if **** is five months late, then the amount withheld is 4% of Monthly Minimum Commitment for the first 3 months, and 8% in months 4 and 5. If the platform support Acceptance Candidate is delivered in Month 6, then the cash withheld is paid to Loudcloud in Month 6. (Note: withholding applies only to Minimum Commitments in excess of actual fees for deployed Devices at the rates shown on Appendix 4. If the actual fees in a given month equal or exceed the Minimum Commitment, then there is no withholding for that month.)

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Appendix 4

Pricing and Financial Terms

Throughout the Initial Term of this Agreement and, if applicable, the First and Second Renewal Terms, Licensee will pay Loudcloud monthly for the peak number of Devices managed at any time during the month using the Technology during the preceding month, at the following rates:

Type of Device	License Fee Per Device Per Month
Small Server (2 processors or less, or any NT/Win server of 4 processors or less)	****

Medium Server (3 to 5 processors, or any NT/Win server 5 processors)	****

Large Server (6 to 11 processors)	****

X-Large Server (more than 11 processors)	****

All Other Devices (e.g., network devices)	****

For this purpose, a Device is “managed” using the Technology if, the Device (a) was setup or configured using the Technology, or (b) has an Opsware Management Agent installed on it, or (c) is identified as a managed device in the Technology’s “Truth” database of devices managed by the Technology

Volume Discount

If Licensee is managing more than **** Devices in any given month, then Licensee will be entitled to a **** discount during that month against the foregoing table for all units in excess of the first ****.

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Appendix 5

No Assignment Without Consent of Licensee

****

****	Confidential treatment has been requested for the redacted portions. The Confidential redacted portions have been filed separately with the Securities and Exchange Commission.